Exhibit 99.1

                    [M-Systems Flash Disk Pioneers Ltd. Logo]
                   [PowerHouse Technologies Group, Inc. Logo]


Editorial Contacts for M-Systems:
Kristine Hernandez / Angie Tucker (North America)
O'Leary and Partners Public Relations khernandez@olearypr.com /
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atucker@olearypr.com
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Tel: 1-949-224-4036 / 1-949-224-4035


Stephen Gaynor/Lindsey Brookes (Europe)
Harvard Public Relations
stephen.gaynor@harvard.co.uk / lindsey.brookes@harvard.co.uk
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Tel: +44 (0) 20-8564-6323


Investor Contacts for M-Systems:
Jeff Corbin / Lee Roth
KCSA Worldwide
jcorbin@kcsa.com / lroth@kcsa.com
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Tel: 1-212-896-1214 / 1209


Press Contact for PowerHouse
Technologies Group, Inc.:
Colleen Cavanaugh
The Hoffman Agency
ccavanaugh@hoffman.com
Tel: 1-770-448-2661


Investor Contact for PowerHouse
Technologies Group, Inc.:
David Wells
PowerHouse Technologies Group, Inc.
dwells@pwhtgroup.com
Tel: 1-650-232-2603



For Immediate Release

M-Systems' DiskOnKey(R) and PowerHouse Technologies Announce a Licensing Agreement for Migo(TM) Software

Support for First Third Party Application Running from a DiskOnKey will Enhance End Users Personal Storage Experience

      SUNNYVALE, Calif., April 6, 2005 - M-Systems (NASDAQ: FLSH), the leading developer of USB flash drives and PowerHouse Technologies Group, Inc. (OTCBB:
PWHT), a leading provider of mobile computing software, today announced an agreement according to which M-Systems will offer its OEM customers the ability to bundle the award-winning Migo software applications on their different product lines.

      Targeted for personal home use, the consumer can simply plug a DiskOnKey device supporting the Migo software into their Windows(R)-based computer to instantly create a virtual copy of their PC. When they plug the device into another host computer, such as at a cyber cafe, their Outlook(R) e-mail, data files, Internet Explorer favorites and desktop wallpaper will appear on the new host machine. When the user is done using the host computer, no trace of their information is left behind and all changes will be automatically synchronized on the user's main PC when they return.

      "Migo software, for every-day personal use, delivers fresh new ways for our OEM partners to add consumer value to our DiskOnKey product line," stated Blaine Phelps, worldwide marketing director for M-Systems' DiskOnKey. "This agreement allows us to enable our OEM customers to meet the growing demand for USB flash drives with enhanced features." "M-Systems' provides PowerHouse Technologies' a true platform for our Migo software," said Manijeh Moghis, COO of PowerHouse Technologies. "We are always looking to work with the industry best. Partnering with M-Systems is an obvious match considering its stature as the inventor of the USB flash drive and ongoing innovation and category leadership."

      "M-Systems, with the creation of U3, is making every effort to bring applications for end-users to USB flash drives, said Blaine Phelps, worldwide marketing director for M-Systems' DiskOnKey. "Migo is a primary example of the type of applications that bring added value to this category."

      Migo equipped DiskOnKey devices are expected to be available later this year.

About M-Systems' DiskOnKey

      The DiskOnKey is a unique, patented solution offering partners the unprecedented flexibility and ease-of-use to implement M-Systems' expertise into their existing product line or to design their own form factor using the Company's internal architecture. The award-winning DiskOnKey product line offers consumers trusted quality, reliability, extreme security and the industry's leading product warranty.

      For product information, enhancements, upgrades and general information on the USB flash drive category please visit www.diskonkey.com.

About M-Systems

      M-Systems designs, develops and markets innovative flash data storage solutions for digital consumer electronics markets. M-Systems primarily targets two fast-growing digital consumer electronics markets: the USB (universal serial bus) flash drive market with its DiskOnKey(R) product and the multimedia mobile handset market with its Mobile DiskOnChip(R) products. For more information, please contact M-Systems at www.m-systems.com

About PowerHouse Technologies Group, Inc.

      PowerHouse Technologies Group, Inc. (www.pwhtgroup.com), headquartered in Redwood City, Calif., is a leading provider of mobile computing software. The company's award-winning software product line, Migo(TM), revolutionizes business and personal computing portability. Migo's patented technology offers an information management solution for Windows(R) and Outlook(R) based systems. For more information on the full line of Migo products please visit www.4Migo.com.
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                                      # # #

All company and product names mentioned may be trademarks or registered trademarks of their respective holders and are used for identification purposes only.


NOTE: This press release includes forward-looking statements as defined in the private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties, which may cause actual results to vary significantly. These risks include, but are not limited to, risks related to: the effect of global economic conditions in general and conditions in the Company's industry and target markets in particular, shifts in supply and demand, market acceptance, the impact of competitive products and pricing, product development, commercialization and technological difficulties, and capacity and supply constraints including dependence on flash component suppliers; changes in the Company's and its customers' inventory levels and in inventory valuations; timely product and technology development/upgrades and the ability to manage changes in market conditions as needed; market acceptance of new products and continuing product demand; the impact of competitive products and pricing on the Company's and its customers' products and markets; development, release and sales of new products by strategic suppliers and customers; development and growth of anticipated markets for the Company's and its customers' products; and other risk factors detailed in the Company's most recent annual report and/or in any of its other filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to the company as of the date hereof. The Company assumes no obligation to update the Information in this release and disclaims any obligation to publicly update or revise any such forward-looking statements to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.